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                                                                 EXHIBIT (23)(B)
INDEPENDENT AUDITORS' CONSENT
     We consent to the use in this Registration Statement of First Union Corporation on Form S-4 of our report dated February 4, 1994, relating to the consolidated financial statements of Home Federal Savings Bank and Subsidiaries for the year ended December 31, 1993, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.
DELOITTE & TOUCHE
Washington, D.C.
July 25, 1994